UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Zuora, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2024, Zuora, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Scalar Gauge Fund, LP (“Scalar Gauge”), Scalar Gauge GP, LP, SG SPV IV, LP, SG SPV IV GP, LLC, Scalar Gauge Management, LLC and Sumit Gautam (collectively, the “Scalar Gauge Signatories”).

Pursuant to the Cooperation Agreement, the Company has agreed that the board of directors of the Company (the “Board”) will expand the size of the Board in order to appoint John D. Harkey, Jr. to serve as a Class I member of the Board.  Mr. Harkey was appointed to the Board on April 30, 2024.  Mr. Harkey was also appointed to the Compensation and Nominating and Corporate Governance Committees. The Cooperation Agreement also includes customary procedures regarding the replacement of Mr. Harkey if he ceases to be a director for any reason.

Pursuant to the Cooperation Agreement, each of the Scalar Gauge Signatories is subject to certain customary standstill provisions (the “Standstill”) during the Restricted Period (as defined below), which prohibit the Scalar Gauge Signatories from, among other things, (i) soliciting proxies, advising, knowingly encouraging, instructing, knowingly influencing or knowingly assisting any person with respect to voting any Company securities, or initiating or knowingly encouraging or participating in a “withhold” or “vote no” campaign, (ii) communicating with the Company’s stockholders or others pursuant to Rule 14a-1(1)(2)(iv) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or conducting a nonbinding referendum or holding a stockholder forum, (iii) seeking to elect, appoint, nominate or remove a director, alone or in concert with others, (iv) entering into any “group” with stockholders of the Company, other than with other Restricted Persons (as defined in the Cooperation Agreement), (v) initiating, participating in, making any offer or proposal, seeking to offer, proposing to effect, causing or participating in an Extraordinary Transaction (as defined in the Cooperation Agreement), (vi) publicly disclosing or disclosing to any third party any plan or intent with respect to controlling or changing the Board, the Company or its management, policies or affairs or assets inconsistent with the Cooperation Agreement and other actions with respect to an Extraordinary Transaction, (vii) acquiring, offering, seeking, agreeing or proposing to acquire any securities of the Company that would result in Scalar Gauge Group (as defined in the Cooperation Agreement) beneficially owning more than 9.9 percent of the then-outstanding voting securities of the Company and (viii) other than through certain open market transactions and public offerings, selling securities of the Company to any person that is not a party to the Cooperation Agreement that, to the knowledge of any of the Scalar Gauge Group (as defined in the Cooperation Agreement), would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding voting securities of the Company (each of the foregoing being subject to limited exceptions as provided in the Cooperation Agreement).

During the Restricted Period, the Scalar Gauge Signatories have agreed to vote all shares of the Company’s common stock beneficially owned by them at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that the Scalar Gauge Signatories may vote in their discretion on Extraordinary Transactions and, other than with respect to director election or removal, size of the Board or the filling of vacancies on the Board, in accordance with the recommendations of Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC if either recommends differently from the Board.

The Cooperation Agreement also includes certain confidentiality, mutual non-disparagement and no litigation provisions, subject to customary carveouts, that generally remain in place during the Restricted Period.

The “Restricted Period” means the period from the date of the Cooperation Agreement until 11:59 p.m., Pacific time, on the day that is fifteen (15) days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the Company’s 2025 annual meeting of the stockholders.  The Cooperation Agreement terminates at the end of the Restricted Period.  Certain of the Company’s obligations under the Cooperation Agreement may terminate in the case of the earliest of (i) the Scalar Gauge Group no longer owning more than 1% of the Company’s then-outstanding common stock, (ii) any Restricted Person breaching the Cooperation Agreement and such breach is either incapable of being cured or not cured within fifteen (15) days after receipt of notice or (iii) any Restricted Person submitting a director nomination or purported action by consent in lieu of a meeting.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2024, the Board expanded the size of the Board to 10 members and appointed Mr. Harkey to the Board as a Class I director in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 hereof, and filed as an exhibit herewith. Mr. Harkey was also appointed to the Board’s Compensation and Nominating and Corporate Governance Committees.

John D. Harkey, Jr., 63, has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc. since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018 and co-founder and chairman of the board of Dialectic Therapeutics, which develops cancer immunotherapies, since 2019. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey currently serves on the Board of Directors of Lions Gate Entertainment Corp. (NYSE:LGF). Mr. Harkey has previously served on the Board of Directors of publicly traded companies Sumo Logic, Inc. (Nasdaq:SUMO), Loral Space & Communications, Inc. (Nasdaq:LORL), Emisphere Technologies, Inc. (Nasdaq:EMIS), Energy Transfer Equity, LP (NYSE:ETE), Energy Transfer Partners, LP (NYSE:ETP), Regency Gas Partners, LP (NYSE:RGP), Leap Wireless, Inc. (Nasdaq:LEAP), Pizza Inn (Nasdaq:PZZI) and Fox & Hound Restaurant Group (Nasdaq:TENT). Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business. Mr. Harkey serves on the board of directors of several privately-held companies and non-profit organizations.

In accordance with the Company’s non-employee director compensation arrangement as described in the Company’s definitive proxy statement of Schedule 14A filed on May 16, 2023 with the Securities and Exchange Commission, Mr. Harkey’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors.  At this time, Mr. Harkey is not party to any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.  Mr. Harkey will execute the Company’s standard form of indemnification agreement.

Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Harkey and any other persons pursuant to which Mr. Harkey was selected as a director.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release announcing the appointment of Mr. Harkey to the Board and the Company’s entry into the Cooperation Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Cooperation Agreement, dated as of April 30, 2024, by and among Zuora, Inc. and Scalar Gauge Fund, LP, Scalar Gauge GP, LP, SG SPV IV, LP, SG SPV IV GP, LLC, Scalar Gauge Management, LLC and Sumit Gautam.

99.1	Press release, dated May 1, 2024, issued by Zuora, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: May 1, 2024	By:	/s/ Andrew M. Cohen
Andrew M. Cohen
Chief Legal Officer and Corporate Secretary